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                                                                  EXHIBIT (b)(7)
                               General Partner's
                Estimated Deficit Restoration Obligation (DRO)
                                 As of 3/31/99
                      (Assuming Hypothetical Asset Sale)
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
                          General Partner's Estimated
  McNeil                      Negative Tax Basis                         1.01% of                         Estimated
Partnership                     Capital Account         (b)         Original LP Capital    (a)               DRO
-----------               -----------------------------            -----------------------              --------------


FUND IX                           2,864,233                                  n/a                           2,864,233

FUND X                            1,863,746                                681,760                           681,760

FUND XI                           2,686,552                                807,707                           807,707

FUND XII                          5,498,417                              1,166,176                         1,166,176

FUND XIV                            981,074                                434,800                           434,800

FUND XV                                -                                     n/a                                0

FUND XX                                -                                     n/a                                0

FUND XXI                               -                                     n/a                                0

FUND XXII                              -                                     n/a                                0

FUND XXIII                             -                                     n/a                                0

FUND XXIV                              -                                     n/a                                0

FUND XXV                            236,383                                847,365                           236,383

FUND XXVI                           237,886                                874,189                           237,886

FUND XXVII                             -                                     n/a                                0
                       -------------------------------         --------------------------         ----------------------

Total                              14,368,291                             4,811,997                         6,428,945
                       ===============================         ==========================         ======================




(a) DRO amounts for certain Funds are equal to the lesser of the tax basis capital account or 1.01% of limited partner's original invested capital.

(b) Estimates above were based, in part, on limited historical tax records prepared by other accounting firms. Sufficient records did not exist such that Arthur Andersen LLP could test the accuracy of prior accountant's work. Further, these estimates were based on the McNeil Partnership's projections of 1999 operating results through March 31, 1999 and on hypothetical asset sale/partnership liquidation information provided by Stanger & Co. Arthur Andersen LLP has not audited or opined on the projected results of operations or financial information related to such hypothetical sales/liquidations.
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